UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 5, 2012

blackhawk capital group bdc, inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	814-00678 (Commission File Number)	20-1031329 (IRS Employer Identification No.)

880 Third Avenue, 12th Floor New York, New York (Address of principal executive offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (917) 338-7710

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Transaction Agreement. Blackhawk Capital Group BDC, Inc., a Delaware corporation and business development company under the Investment Company Act of 1940 (“Blackhawk”) and its affiliate, The Concorde Group, Inc., a Delaware corporation (“Concorde”) entered into a Transaction Agreement dated October 5, 2012 with Rosmir Capital Corp ("Rosmir" or "Lender") of Toronto, Canada, (the “Transaction Agreement”) pursuant to which Lender will make available, on a date, no later than thirty (30) days from the date thereof, to be mutually agreed by the parties thereto (the “Execution Date”) (a) a 2-year loan to Blackhawk in the amount of US$1.0 million (the “Blackhawk Loan”) evidenced by a convertible note from Blackhawk to the Lender (the “Blackhawk Note”), the proceeds of which will be used to pay outstanding Blackhawk invoices and registration expenses and to pay for other working capital needs in connection with operating Blackhawk's business (see uses of Loan proceeds below), and (b) a 2-year loan to Concorde in an amount not less than US$1.0 million (the “Concorde Loan”) evidenced by a senior secured convertible note from Concorde to the Lender (the “Concorde Note”). The Blackhawk Note is convertible into shares of Blackhawk common stock, US$0.00001 per share ("Blackhawk Common Stock") at the initial conversion price of US$.40 per share, subject to adjustment. The Concorde Note is convertible into shares of Concorde common stock, US$0.00001 per share (“Concorde Common Stock”) at the initial conversion price of US$.50, subject to adjustment. As security for the Concorde Loan, Concorde will pledge not less than 2,000,000 shares of Blackhawk Common Stock to Lender pursuant to a pledge agreement between Concorde and Lender. In addition, Concorde will sell 2,000,000 shares of Blackhawk Common Stock to Lender for US$20,000.00, which sale shall be consummated as a transaction exempt from the registration requirements under Section 4(1) of the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Agreement, Blackhawk, with its accountant and legal counsel, and the financial support of Lender, will prepare and file Blackhawk's delinquent Form 10-Ks and Form 10-Qs under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pay delinquent bills to Blackhawk's professionals and raise capital to run Blackhawk's business.

The Transaction Agreement specifically provides that proceeds of the Blackhawk Loan will be used for the following purposes (subject to the parties changing the use and/or amount of proceeds):

$200,000	Accountants - payment of outstanding invoices; preparation of overdue Form 10-Q and Form 10-K filings through September 30, 2012; other miscellaneous activities on an as-needed basis; preparation of overdue tax filings.
$225,000	Blackhawk's Attorneys - payment of overdue invoices; legal fees in connection with the Transaction.
$200,000	Payment of past due bookkeeping expenses
$100,000	Payment of past due compensation to Dr. Craig A. Zabala under terms of his employment contract with Blackhawk.
$275,000	Working capital.
$1,000,000	Total Loan

The Transaction Agreement also provides that Blackhawk shall enter into the following agreements:

(a) Concorde Investment Managers LLC, a registered investment advisor in the State of New York ("CIM") which is currently 100% owned by Concorde, by a date which is no more than sixty (60) days after the Execution Date of the Transaction Agreement (the “Closing Date”), an investment advisory agreement between CIM and Blackhawk (the “Investment Advisory Agreement") pursuant to which CIM will assume the role of Blackhawk’s fund manager and investment adviser. CIM will be paid by Blackhawk, for assets under management by CIM, management fee(s) then prevailing for assets under management and purchased by Blackhawk, less documented reasonable and customary expenses of Blackhawk, and performance fee(s) then prevailing for assets under management and purchased by Blackhawk.

(b) On or prior to the Closing Date Lender will purchase a 50% membership interest in CIM for $100.00 pursuant to a membership interest purchase agreement between Concorde and the Lender (the "CIM Membership Interest Purchase Agreement") pursuant to which CIM will become a fund manager for any assets that Lender sources for Blackhawk. Pursuant to the CIM Membership Interest Purchase Agreement, Lender shall have the right to introduce assets for Blackhawk to purchase and own, specifically investments qualifying as assets under Sections 55(a)(1) through 55(a)(6) of the Investment Company Act ("Qualifying Assets"). Prior to receiving any fees pursuant to the CIM Membership Interest Purchase Agreement, Lender must be in strict compliance with any and all necessary United States Federal, State and Self-Regulatory Organizations regulations and securities laws, as well as any necessary Canadian federal and provincial regulations and securities laws relating to its status and activities as a 50% owner of a registered investment advisor in the State of New York.

The transactions contemplated under the Transaction Agreement are subject to the following conditions among others:

Lender Due Diligence. The Lender shall have completed its due diligence review of the financial condition, business and operations of Blackhawk to its satisfaction.

Blackhawk Stockholder Approval. The stockholders of Blackhawk shall have approved by the requisite vote under the Delaware General Corporation Law the transactions under the Transaction Agreement and any related transaction(s), which require(s) Blackhawk stockholder approval (e.g, the Investment Advisory Agreement).

Filing of Proxy Materials with SEC and Distribution to Blackhawk Stockholders. Blackhawk shall have filed with the SEC and distributed to its stockholders proxy materials under Section 14 and Regulation 14A of the Exchange Act to approve the matters subject to stockholder vote.

Blackhawk Due Diligence. Blackhawk shall have completed its due diligence of the Lender to its satisfaction.

Dr. Craig A. Zabala. Dr. Craig A. Zabala, current Chairman, President and Chief Executive Officer of Blackhawk, will remain Chairman and Chief Executive Officer at Blackhawk after the Closing Date and will, upon the availability of the requisite funds, provide the staff necessary to complete the forms and filings necessary to bring Blackhawk “current” with the SEC, including the 2010 and 2011 Form 10-Ks, 2011 Form 10-Qs, and the March 31, 2012, June 30, 2012 and September 30, 2012 Form 10-Qs. There can be no assurance that Blackhawk will be able to raise the funds to make such filings and, if made, that the SEC will have no comments on such filings. The Blackhawk Board of Directors, on behalf of Blackhawk’s stock holders, and Dr. Zabala, will negotiate in good faith, prior to the Closing Date, an employment agreement between him and Blackhawk in the role of Chairman and Chief Executive Officer for a minimum extended term of at least five (5) years. In addition, Dr. Zabala will hire and employ two additional senior managers, who will enter into two similar employment agreements with Blackhawk in the roles of President and Chief Operating Officer, respectively. Such agreements will be negotiated and executed on or before the Closing Date. There can be no assurance that such an employment agreement with Dr. Zabala will be consummated.

Goldsmith Employment Agreement. Blackhawk will enter into a three-year employment agreement ("Employment Agreement") with George H.R. Goldsmith (“Goldsmith”) which will become effective only upon Blackhawk’s closing of the sale of a minimum total of $25 million dollars (purchase price) of Blackhawk Common Stock in either a private placement/private sales to qualified institutional buyers and accredited investors or in a registered public offering. If and when employed, Goldsmith will be the Director of Marketing of Blackhawk and will receive a base salary of $200,000 and may receive a bonus as well. He will also be entitled to participate in any benefits plans sponsored by Blackhawk. In addition to standard employment termination provisions in favor of Goldsmith and Blackhawk, Goldsmith may be terminated by Blackhawk for the failure by Goldsmith, Rosmir and Rosmir’s duly authorized representatives (which shall include other employees of Blackhawk who were introduced to Blackhawk by Goldsmith or Rosmir, as well as other affiliates of Rosmir), by the Introduction Deadline (as defined in the CIM Membership Interest Purchase Agreement discussed herein), to introduce Qualifying Assets, reasonably acceptable to Blackhawk’s Board, for Blackhawk to purchase and own, and for CIM to manage, in the amount of not less than US$150 million. The Employment Agreement contains standard restrictive covenants regarding matters such as: confidential information; non-competition (one-year); non-solicitation; non-disparagement; assignment of rights in inventions; return of documents; and blue pencil provision. (The current draft Employment Agreement, which at this time is not definitive and may change subject to negotiation and mutual agreement by the parties thereto, is fully incorporated herein by reference, as if fully set forth herein.)

The Transaction Agreement provides for rescission and termination by Blackhawk and Rosmir under certain conditions and circumstances, as well as for indemnification of certain parties, including the parties thereto, under certain conditions and circumstances.

The Transaction Agreement is fully incorporated herein by reference, as if fully set forth herein.

Exclusivity Arrangement. Blackhawk, Concorde and Rosmir entered into an Exclusivity Arrangement dated October 5, 2012 (the “Exclusivity Arrangement”) pursuant to which Lender agreed to make its reasonable best efforts to arrange a 2-year senior secured convertible note financing in an amount of not less than US$1.0 million (i.e., the Concorde Loan) for Concorde, as well as arrange a related, similar US$1.0 million 2-year convertible note financing (i.e., the Blackhawk Loan, and together with the Concorde Loan, the "Loans"). The details of the Loans and the various other arrangements relating to the Loans are substantively as set out in the documents attached to the Exclusivity Arrangement, though such documents remain subject to completion on terms and conditions mutually agreeable to Rosmir, Concorde and Blackhawk (the "Definitive Documents").

Blackhawk agreed in the Exclusivity Arrangement with Rosmir that from October 5, 2012 until the earliest of: (a) the mutual agreement by the parties thereto not to pursue completion and execution of the Definitive Documents, (b) the Closing Date, and (c) December 4, 2012 (such period being referred to as the "Exclusivity Period"), Concorde and Blackhawk would not, and would cause their respective affiliates and/or subsidiaries (collectively, the "Affiliates") and any other persons acting on their behalf, not to, directly or indirectly, solicit, negotiate or provide information with respect to, facilitate or accept any binding or non-binding offers for, or enter into any agreement with respect to, any financing or investment in lieu of the Loans, with terms and conditions materially and substantively similar to the terms and conditions described in Section 1.4(b) of the Transaction Agreement ("Alternative Financing"), and would suspend any existing activities or discussions with any party regarding Alternative Financing. Concorde or Blackhawk also agreed to promptly advise Lender of any unsolicited inquiry or proposal relating to an Alternative Financing which may be received by Concorde or Blackhawk or their Affiliates subsequent to October 4, 2012.

Notwithstanding the foregoing, under the Exclusivity Arrangement, Concorde and Blackhawk are able to entertain and consider inquiries or proposals with respect to any financing/investment, and, in connection therewith, engage in discussions and negotiations with, and provide information to, third parties in connection with such financing/investment, so long as the terms and conditions of such financing/investment are not materially and substantively similar to the terms and conditions described in Section 1.4(b) of the Transaction Agreement (“Other Financing”). Moreover, Blackhawk, in addition to the Blackhawk Loan, may seek and is currently seeking, Other Financing in an amount not exceeding US$1.5 million for the payment of additional past due payables and working capital needs, but agreed not to do so, and not to close any such fund-raising, under the terms and conditions reflected in Section 1.4(b) of the Transaction Agreement.

In the Exclusivity Arrangement, Concorde, Blackhawk and their Affiliates (the "Indemnifying Persons") agreed to indemnify Lender and its officers, directors, employees, advisers and agents (each an "Indemnified Person") and hold each of them harmless from and against all losses, costs, expenses (including, without limitation, all professional fees) and damages (collectively, "Losses") to which an Indemnified Person may become subject in connection with any material breach of any representation, warranty, covenant or other obligation under the Exclusivity Arrangement by the Indemnifying Persons; provided, however, that (a) the Indemnifying Persons are not liable to any Indemnified Person to the extent that any such Losses result from the fraud, gross negligence or willful misconduct of Rosmir or any other Indemnified Person under the Exclusivity Agreement and/or under the Definitive Documents, (b) the Indemnifying Persons are not liable to any Indemnified Person in any case to the extent that any such Losses result after the expiration of the Exclusivity Period if during such Exclusivity Period Rosmir has not issued a Financing Commitment with terms and conditions substantially similar to the terms and conditions contained in the Definitive Documents to Concorde and/or Blackhawk, and (c) the Indemnifying Persons are not liable to any Indemnified Person in any case if during such Exclusivity Period the Indemnifying Persons have fully completed their obligations under the Exclusivity Agreement and under the Definitive Documents; and provided further that under no circumstances whatsoever are aggregate Losses to exceed the aggregate amount of the Loans.

If Rosmir issues a Financing Commitment with terms and conditions substantially similar to the terms and conditions contained in the Definitive Documents to Concorde and/or Blackhawk during the Exclusivity Period, and if Concorde and/or Blackhawk complete an Alternative Financing during the Exclusivity Period or within 10 months thereafter, Concorde and/or Blackhawk have agreed to immediately pay Rosmir a break-up fee in an amount equal to US$126,600, as compensation for, and as a genuine estimate of, the losses and damages incurred by Rosmir as a result thereof.

Section 1.4(b) of the Transaction Agreement, which is referred to several times in the Exclusivity Arrangement, relates to Lender purchasing a 50% interest in CIM for $100.00 pursuant to the CIM Membership Interest Purchase Agreement and pursuant to which CIM will become a fund manager for any assets that the Lender sources for Blackhawk. Pursuant to the CIM Membership Interest Purchase Agreement, Lender shall have the right to introduce assets for Blackhawk to purchase and own, specifically Qualifying Assets. Lender will be paid by Blackhawk for any assets that Lender sources either directly or through third parties ("Purchaser Sourced Assets") management fee(s) then prevailing for assets under management and purchased by Blackhawk, less documented reasonable and customary expenses of Blackhawk, and performance fee(s) then prevailing for assets under management and purchased by Blackhawk, as detailed in the Investment Advisory Agreement, it being understood by all parties that CIM will pay Lender only fifty percent (50.0%) of any prevailing management fees, after the deduction of documented reasonable and customary expenses of Blackhawk, and only fifty percent (50.0%) of any prevailing performance fees which fees are received by CIM from Blackhawk resulting from the purchase of assets by Blackhawk which are not Purchaser Sourced Assets, as detailed in the CIM Membership Interest Purchase Agreement.

The Exclusivity Arrangement and the CIM Membership Interest Purchase Agreement are fully incorporated herein by reference, as if fully set forth herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2012	BLACKHAWK CAPITAL GROUP BDC, INC.
	By:	/s/ Craig A. Zabala
Craig A. Zabala Chief Executive Officer